UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 27, 2012

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 27, 2012, EnteroMedics Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved the Amended and Restated 2003 Stock Incentive Plan (the “Amended and Restated Stock Plan”). The Amended and Restated Stock Plan was previously approved by the Company’s Board of Directors on August 20, 2012, subject to stockholder approval. The Amended and Restated Stock Plan includes amendments which (i) authorize an additional 8,000,000 shares for issuance under the Plan, (ii) extend the term of the Plan to September 27, 2022, (iii) give the Compensation Committee the flexibility to cash out outstanding awards without participant consent in connection with a corporate transaction, (iv) modernize the provisions of the Amended and Restated Stock Plan with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and Section 409A of the Code and (v) make certain other clarification and administrative changes.

The purpose of the Amended and Restated Stock Plan is to aid in attracting and retaining employees, management personnel, other personnel and non-employee directors capable of assuring the future success of the Company and to incentivize such personnel and non-employee directors to put forth maximum efforts for the success of the Company’s business by affording such personnel and non-employee directors an opportunity to acquire a proprietary interest in the Company. The Amended and Restated Stock Plan, which is administered by Compensation Committee of the Company’s Board of Directors, authorizes the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents, stock awards and other stock-based awards. The aggregate number of shares of the Company’s common stock authorized and reserved for issuance under the Amended and Restated Stock Plan since its inception is 12,300,000.

The Company’s Board of Directors may amend, alter, suspend, discontinue or terminate the Amended and Restated Stock Plan at any time, except as provided in the Amended and Restated Stock Plan. Unless the Amended and Restated Stock Plan is otherwise amended by the Board of Directors, no awards may be granted under the Amended and Restated Stock Plan after September 27, 2022.

This summary of the Amended and Restated Stock Plan is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Stock Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. A more detailed summary of the Amended and Restated Stock Plan can be found in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission and mailed to stockholders on August 24, 2012 (the “2012 Special Meeting Proxy Statement”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the Company’s stockholders approved the following proposal set forth in the 2012 Special Meeting Proxy Statement. On the record date for the Special Meeting, there were 41,108,086 shares of the Company’s common stock outstanding and entitled to vote.

Proposal I:

The Company’s stockholders approved the Amended and Restated Stock Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,648,780	8,648,901	9,964	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amended and Restated 2003 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: September 28, 2012

EXHBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated 2003 Stock Incentive Plan